Exhibit 99.2

UNITED STATES OFAMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

In the Matter of DISCOVER FINANCIAL SERVICES Riverwoods, Illinois	Docket Nos. 25-004-B-HC 25-004-B-DEO 25-004-CMP-HC 25-004-CMP-DEO

DFS SERVICES LLC
Riverwoods, Illinois
Order to Cease and Desist and Order of Assessment of a Civil Money Penalty Issued Upon Consent Pursuant to the Federal Deposit Insurance Act, as Amended

WHEREAS, Discover Financial Services, Riverwoods, Illinois (“DFS”), is a registered bank holding company that owns and controls Discover Bank, Greenwood, Delaware (“Discover Bank”), a state nonmember bank; DFS Services LLC, Riverwoods, Illinois (“Discover Network”), a non-bank subsidiary; and other nonbank subsidiaries (collectively, the “Firm”);

WHEREAS, the Board of Governors of the Federal Reserve System (the “Board of Governors”) is the appropriate federal supervisor of DFS and Discover Network and the Federal Deposit Insurance Corporation (the “FDIC”) is the appropriate federal supervisor of Discover Bank;

WHEREAS, in recent supervisory letters dated June 7, 2023 and October 6, 2023, the Federal Reserve Bank of Chicago (the “Reserve Bank”) identified significant deficiencies in DFS and Discover Network’s practices related to the classification and assessment of interchange fees for credit cards issued by Discover Bank (the “Discover Card Interchange Fee Practices”);

WHEREAS, in addition to the Reserve Bank’s supervisory findings, the Board of Governors and the FDIC have also investigated the Discover Card Interchange Fee Practices of DFS, Discover Network, and Discover Bank;

WHEREAS, Discover Network contracted with merchant acquirers and individual merchants (collectively, “Merchant Customers”) to accept payment at the point of sale through the Discover payments network, and Merchant Customers were charged interchange fees based on Discover card cardholders’ credit card purchases;

WHEREAS, Discover Bank offered “commercial” credit cards that were defined in Discover Network’s standard contracts with its merchant customers and operating regulations as cards that were expected to be used primarily for business purposes, and offered “consumer” credit cards that were expected to be used primarily for ordinary consumer spending;

WHEREAS, interchange fees for “commercial” credit cards generally are higher than interchange fees for “consumer” credit cards;

WHEREAS, from 2007 through at least 2023 (the “Relevant Period”), the Firm charged its Merchant Customers the higher interchange fees associated with the “commercial” credit cards for the purpose of increasing the Firm’s revenues for certain credit cards that did not meet the definition of “commercial” in Discover Network’s standard contracts and operating regulations and were used for ordinary consumer spending;

WHEREAS, from 2007 through 2023, the Firm did not disclose to its Merchant Customers that it was charging the higher “commercial” interchange fees for certain credit cards that were used for ordinary consumer spending;

WHEREAS, at the end of 2022, the Firm had classified approximately five million “consumer” credit cards as “commercial,” and approximately 98% of those cards were “consumer” cards that were misclassified;

WHEREAS, the Firm’s Merchant Customers suffered monetary harm of approximately one billion dollars as a result of the Discover Card Interchange Fee Practices in the Relevant Period;

WHEREAS, Discover Bank received approximately ninety percent of the revenue gained as a result of the Firm’s Discover Card Interchange Fee Practices in the Relevant Period;

WHEREAS, during the Relevant Period, senior executives of the Firm were aware that numerous Discover consumer credit cards were improperly classified as “commercial” credit cards and were therefore assessed a higher interchange fee;

WHEREAS, despite this awareness, DFS’s senior management failed to take adequate steps to correct the Firm’s Discover Card Interchange Fee Practices;

WHEREAS, Discover Network did not have any policies, procedures, or other controls to ensure that credit cards were properly classified as “consumer” or “commercial” for interchange fee purposes;

WHEREAS, DFS and Discover Network have agreed to provide financial and operational support, as necessary, to enable Discover Bank and the Firm to provide full and complete restitution to Merchant Customers adversely affected by the Firm’s Discover Card Interchange Fee Practices;

WHEREAS, the FDIC has issued a restated and amended consent order, restitution order, and civil money penalty order against Discover Bank for violations of law related to the Discover Card Interchange Fee Practices (the “FDIC Order”);

WHEREAS, as a result of the deficiencies described above, DFS and Discover Network engaged in unsafe and unsound banking practices;

WHEREAS, it is the common goal of DFS, Discover Network, the Board of Governors, and the Reserve Bank that DFS and Discover Network operate in a safe and sound manner and in compliance with all applicable federal and state laws, rules, and regulations;

WHEREAS, DFS and Discover Network have cooperated with the Board of Governors and the Reserve Bank, paid restitution to certain Merchant Customers, and have begun to undertake certain remedial actions to address the foregoing deficiencies, but additional substantive corrective actions are required;

WHEREAS, DFS, Discover Network, and the Board of Governors have agreed to this Cease and Desist Order and Order of Assessment of a Civil Money Penalty (the “Order”) pursuant to section 8(b)(1), (b)(3), (b)(6)(A) and (i)(2)(B) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. § 1818(b)(1), (3), (6)(A), and (i)(2)(B)) for the unsafe or unsound practices described above; and

WHEREAS, the DFS board of directors at a duly constituted meeting adopted a resolution authorizing and directing the undersigned to enter into this Order on behalf of DFS and Discover Network, and consenting to compliance with each and every provision of this Order by DFS and Discover Network, and waiving all rights that DFS and Discover Network may have pursuant to section 8 of the FDI Act, including but not limited to: (i) the issuance of a notice of charges on any and all matters set forth in this Order; (ii) a hearing for the purpose of taking evidence on any matters set forth in this Order; (iii) judicial review of this Order; and (iv) challenging or contesting, in any manner, the basis, issuance, validity, terms, effectiveness or enforceability of the Order or any provision hereof.

NOW, THEREFORE, before the filing of any notices, or taking of any testimony or adjudication of or finding on any issues of fact or law herein, and solely for the purpose of settling this matter without a formal proceeding being filed and without the necessity for protracted or extended hearings or testimony, pursuant to section 8(b)(1), (b)(3), (b)(6)(A) and (i)(2)(B) of the FDI Act (12 U.S.C. § 1818(b)(1), (b)(3), (b)(6)(A) and (i)(2)(B)), it is hereby ordered that DFS and Discover Network shall cease and desist and take affirmative actions as follows:

Source of Strength

1. The board of directors of DFS shall take appropriate steps to fully utilize DFS’s financial and managerial resources, pursuant to section 38A of the FDI Act (12 U.S.C. § 1830o- 1) and section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. § 225.4(a)), to serve as a source of strength to Discover Bank, including, but not limited to, taking steps to ensure that Discover Bank complies with the FDIC Order and any other supervisory action taken by Discover Bank’s federal or state regulators.

Board Oversight

2. Within 60 days of the effective date of this Order, the DFS board of directors shall submit a written plan to the Reserve Bank to strengthen board oversight of the Firm. The plan shall include the following four items:

(a) actions that the board of directors will take to maintain effective oversight and supervision of, the Discover Card Interchange Fee Practices;

(b) measures to monitor management’s adherence to approved policies and procedures, and applicable laws and regulations, related to the Discover Card Interchange Fee Practices, and to monitor exceptions to those approved policies and procedures;

(c) steps to improve the quality, comprehensiveness, and granularity of the information and reports that will be regularly provided to and reviewed by the board of directors in its oversight of the operations and management of the Discover Card Interchange Fee Practices and related controls, systems, and procedures; and

(d) actions to enable the board of directors to oversee senior management’s implementation of the remediation required by this Order.

Interchange Fee Risk Management and Internal Controls

3. Within 60 days of the effective date of this Order, DFS shall submit a written plan to strengthen the Firm’s risk management practices and internal controls related to the Discover Card Interchange Fee Practices acceptable to the Reserve Bank. The policies and procedures shall include the following five items:

(a) written policies, procedures, and controls to identify, track, classify, and assess the interchange fee for each Merchant Customer consistent with all applicable laws, regulations, contracts, and operating regulations;

(b) measures to ensure appropriate risk management and oversight of the Discover Card Interchange Fee Practices through routine and periodic monitoring and testing;

(c) measures to ensure that the Firm’s internal audit conducts reviews, at least annually, of the Discover Card Interchange Fee Practices and that the Firm’s management timely resolves all audit findings and implements all necessary corrective measures;

(d) measures to ensure that individuals or groups charged with the responsibility for assessing interchange fees possess the appropriate independence and authority, have clearly defined roles and responsibilities, and maintain a direct line of communication with the Firm’s Executive Management Committee and the board of directors or committee thereof charged with oversight of the Firm’s Discover Card Interchange Fee Practices; and

(e) policies and procedures that require the reporting and escalation of significant issues, including any material risks identified through complaints raised by Merchant Customers, to the board of directors or committee thereof charged with oversight of the Discover Card Interchange Fee Practices.

Accountability for Employees Involved in Misconduct

4. DFS and Discover Network shall not in the future directly or indirectly retain any individual as an officer, employee, agent, consultant, or contractor of DFS, Discover Network, or of any affiliate thereof who, based on the investigative record compiled by DFS, has: (i) participated in the misconduct underlying this Order, (ii) been subject to formal disciplinary action as a result of DFS’s internal disciplinary review or performance reviews in connection with the conduct described above, or (iii) either separated from the Firm or had his or her employment legally terminated in connection with the conduct described above.

5. DFS and Discover Network shall continue to cooperate fully with and provide substantial assistance to the Board of Governors, including, but not limited to, the provision of information, testimony, documents, records, and other tangible evidence and perform analyses as directed by the Board of Governors in connection with any investigation of individuals who are or were institution-affiliated parties of the Firm and who were involved in the misconduct underlying this Order.

6. For purposes of clarity and not limitation, substantial assistance as used in this Order means DFS and Discover Network will use their best efforts, as determined by the Board of Governors, to make available for interviews or testimony, as requested by the Board of Governors, present or former officers, directors, employees, agents, and consultants of the Firm. This obligation includes, but is not limited to, sworn testimony pursuant to administrative subpoena as well as interviews with regulatory authorities. Cooperation under this paragraph shall also include identification of witnesses who, to the Firm’s knowledge, may have material information regarding the matters under investigation.

Assessment of Civil Monetary Penalty

7. The Board of Governors hereby assesses DFS and Discover Network a civil money penalty in the amount of $100,000,000, which shall be paid upon the execution of this Order by Fedwire transfer of immediately available funds to the Federal Reserve Bank of Richmond, ABA No. 051053310, beneficiary, Board of Governors of the Federal Reserve System. This penalty is a penalty paid to a government agency for a violation of law for purposes of 26 U.S.C. § 162(f) and 26 C.F.R. § 1.162-21. The Federal Reserve Bank of Richmond, on behalf of the Board of Governors, shall distribute this sum to the U.S. Department of the Treasury, pursuant to section 8(i) of the FDI Act (12 U.S.C. § 1818(i)).

Primary Contact

8. Within ten (10) days following the effective date of this Order, DFS and Discover Network shall designate an officer to be responsible for coordinating and submitting to the Reserve Bank the written plans required under the terms of this Order. Any changes in designated officers must be communicated timely throughout the course of this Order. Such officer shall serve as the primary contact for the Reserve Bank for purposes of this Order.

Approval, Implementation, and Progress Reports

9. DFS and Discover Network shall submit the written plans as set forth in paragraphs 2 and 3 of this Order. Each plan shall contain a timeline for full implementation with specific deadlines for completion of each component of the plan.

(a) Within ten (10) days of approval by the Reserve Bank, DFS and Discover Network shall adopt the approved plan. Upon adoption, DFS and Discover Network shall promptly implement the approved plan and thereafter fully comply with it.

(b) During the term of this Order, the approved plans shall not be amended or rescinded without the prior approval of the Reserve Bank.

10. Within 45 days after the end of the first full calendar quarter following the date of this Order and each quarter thereafter, DFS’s board of directors, or an authorized committee thereof, shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to comply with the provisions of this Order, a timetable and schedule to implement specific remedial actions to be taken, the results thereof, and copies of all written progress reports required under the FDIC Order. The Reserve Bank may, in writing, discontinue the requirement for the progress reports, request modification of form or content, or modify the reporting schedule.

Communications

11. All communications regarding this Order shall be sent to:

a.	Jason A. Gonzalez

Deputy Associate General Counsel

Board of Governors of the Federal Reserve System

20th and Constitution Avenue Northwest

Washington, District of Columbia 20551

b.	David M. Riddle

Assistant Vice President – Large Financial Banking Organizations

Federal Reserve Bank of Chicago

230 South La Salle Street

Chicago, Illinois 60604

c.	Melinda Milenkovich

Deputy General Counsel

Discover Financial Services

2500 Lake Cook Road

Riverwoods, Illinois 60015

d.	Nicolas Bourtin

Partner

Sullivan & Cromwell LLP

125 Broad Street New York,

New York 10004-2498

Miscellaneous

12. Notwithstanding any provision of this Order to the contrary, the Reserve Bank may, in its sole discretion, grant written extensions of time to DFS and Discover Network to comply with any provision of this Order. DFS and Discover Network shall submit a written request to the Reserve Bank for any such extensions of time.

13. The provisions of this Order shall be binding on DFS and Discover Network and all their institution-affiliated parties, as defined in sections 3(u) and 8(b)(4) of the FDI Act (12 U.S.C. §§ 1813(u) and 1818(b)(4)), in their capacities as such, and their successors and assigns.

14. Each provision of this Order shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

15. Except as otherwise provided in this paragraph, the Board of Governors hereby agrees not to initiate any further enforcement actions, including for civil money penalties, against DFS and Discover Network and its affiliates, successors, and assigns, with respect to the conduct described in the WHEREAS clauses of this Order to the extent known by the Board of Governors as of the effective date of this Order. This release and discharge shall not preclude or affect: (i) any right of the Board of Governors to determine and ensure compliance with this Order; (ii) any proceedings brought by the Board of Governors to enforce the terms of this Order; (iii) any proceedings brought by the Board of Governors against individuals who are or were institution-affiliated parties of the Firm and its affiliates, successors, and assigns; or (iv) any right of the Board of Governors to bring any additional sanctions for failure to implement the remediation required by this Order.

16. Except as provided in paragraph 15, the provisions of this Order shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting DFS and Discover Network or any of its current or former institution-affiliated parties and their successors and assigns.

17. Nothing in this Order, expressed or implied, shall give to any person or entity, other than the parties hereto and their successors hereunder, any legal or equitable right, remedy, or claim under this Order.

By order of the Board of Governors of the Federal Reserve System effective this 18th day of April, 2025.

DISCOVER FINANCIAL SERVICES Riverwood, Illinois		BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

By:	/s/ J. Michael Shepherd	By:	/s/ Ann E. Misback
	J. Michael Shepherd Interim Chief Executive Officer and President		Ann E. Misback Secretary of the Board

DFS SERVICES LLC Riverwood, Illinois

By	/s/ Jason Hanson
Jason Hanson President, Payment Services